THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION BY ITS ACCEPTANCE HEREOF,
AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNIT PURCHASE OPTION
EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION
AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS UNIT
PURCHASE OPTION FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE
EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) HOLDER OR AN UNDERWRITER
OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE
OFFICER OR PARTNER OF HOLDER OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS UNIT PURCHASE OPTION IS VOID AFTER 5:00 P.M. EASTERN TIME, ________, 2011.

                             REPRESENTATIVES OPTION

                               FOR THE PURCHASE OF

                                  150,000 UNITS

                                       OF

                          HANDHELD ENTERTAINMENT, INC.

         1. Representatives Option.

         THIS CERTIFIES THAT, in consideration of $100 duly paid by or on behalf of __________ (each, a "Holder"), as registered owner of this Representatives
Option ("Unit Purchase Option"), to Handheld Entertainment, Inc. (the
"Company"), Holder is entitled, at any time or from time to time commencing
____________, 2007 (the "Commencement Date"), and at or before 5:00 p.m.,
Eastern Time, ___________, 2011 (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 150,000 units
(the "Units") of the Company, each Unit consisting of one share of Company common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase Common Stock (the "Warrant(s)") expiring five years from the effective date (the "Effective Date") of the registration statement (the
"Registration Statement") pursuant to which Units are offered for sale to the public (the "Offering"). Each Warrant is the same as the warrants included in the Units being registered for sale to the public (the "Public Warrants") under the Securities Act of 1933, as amended (the "Act") except that the exercise price of the Warrants shall be $[_____] per share [or 145% of the exercise price of the Public Warrants]. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Unit Purchase Option may be exercised on the next succeeding day, which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the
Company agrees not to take any action that would terminate the Unit Purchase
Option. This Unit Purchase Option is initially exercisable at $[_____] per Unit so purchased [or 145% of the exercise price of the Units in the Offering];
provided, however, that upon the occurrence of any of the events specified in
Section 6 hereof, the rights granted by this Unit Purchase Option, including the exercise price per Unit and the number of Units (and Common Stock and Warrants underlying such Units) to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

          2. Exercise.

         (a) Exercise Procedure. In order to exercise this Unit Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Unit Purchase Option and payment of the Exercise Price for the Units being purchased payable in

cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Unit Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         (b) Legend. Each certificate for the securities purchased under this
Unit Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the "Act"):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         (c) Cashless Exercise.

              (i) In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Unit Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and Warrants) in the manner required by Section 2(a), the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Unit Purchase Option into Units (the "Conversion Right") as follows: upon exercise of the Conversion
Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Common Stock and Warrants comprising that number of Units equal to the quotient obtained by dividing (x)
the "Value" (as defined below) of the portion of the Unit Purchase Option being converted by (y) the Current Market Value (as defined below). The "Value" of the portion of the Unit Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Unit Purchase Option being converted from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Unit Purchase Option being converted. As used herein, the term "Current Market Value" per Unit at any date means the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of the
Warrants underlying one Unit from (y) the Current Market Price of the Common
Stock multiplied by the sum of (i) the number of shares of Common Stock underlying such Warrants plus (ii) the number of shares of Common Stock underlying one Unit. The "Current Market Price" of the Common Stock shall mean
(i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ Stock Market or OTC Bulletin Board maintained by the National
Association of Securities Dealers, Inc. (the "OTCBB") (or a successor exchange or quotation service), the last sale price of the Common Stock in the principal trading market for the Common Stock as reported by such exchange, the NASDAQ
Stock market or the OTCBB, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ Stock Market or the OTCBB (or a successor exchange or quotation service), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations;
and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

              (ii) The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the
Expiration Date by delivering this Unit Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise
Right.

     3. Transfer.

         (a) Restrictions - General. The registered Holder of this Unit Purchase
Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Unit Purchase Option for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i)
an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of any of the foregoing. On and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Unit
Purchase Option. The Company shall within three business days transfer this Unit
Purchase Option on the books of the Company and shall execute and deliver a new
Unit Purchase Option or Unit Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of
Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         (b) Restrictions--Securities. The securities evidenced by this Unit
Purchase Option shall not be transferred unless and until (i) the Company has received an opinion of counsel that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the
Company and declared effective by the Securities and Exchange Commission (the
"Commission") and compliance with applicable state securities law has been established.

     4. New Purchase Options to be Issued.

         (a) Partial Exercise. Subject to the restrictions in Section 3 hereof, this Unit Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Unit Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Unit Purchase Option of like tenor to this Unit Purchase
Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Unit Purchase Option has not been exercised or assigned.

         (b) Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Unit
Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Unit Purchase Option of like tenor and date. Any such new Unit Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

     5. Registration Rights.

         (a) Demand Registration.

              (i) To the extent not registered in the Company's public offering registration number 333-133550. The Company, upon written demand (the "Initial
Demand Notice") of the Holder(s) of not less than 50% of the Unit Purchase
Options and/or the underlying Units and/or the underlying securities (the
"Majority Holders"), agrees to register on one occasion, all or any portion of the Unit Purchase Options requested by the Majority Holders in the Initial
Demand Notice and all of the securities underlying such Unit Purchase Options, including the Units, Common Stock, the Warrants, the Common

Stock underlying the Warrants (collectively, the "Registrable Securities"). On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable
Securities within forty-five days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of years beginning one year and ending four years after the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any
Holder(s) to all other registered Holders of the Unit Purchase Options and/or the Registrable Securities within twenty days from the date of the receipt of any such Initial Demand Notice.

              (ii) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall use its reasonable best efforts to cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5(a)(i) to remain effective for a period of time until the Holder(s) are able to sell their Registrable Securities under
Rule 144 without restriction.

         (b) "Piggy-Back" Registration.

              (i) The Company covenants and agrees with the Holders or
subsequent Holders of the Registrable Securities that if, at any time within the period commencing one year and ending four years after the Effective Date, it proposes to file a Registration Statement with respect to any class of security
(other than in connection with an offering to the Company's employees) under the
Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the
Company will give prompt written notice (which in the case of a Registration
Statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 5(a) of this Agreement, shall be within ten
(10) business days after the Company's receipt of notice of such exercise, in any event, shall be at least 30 days prior to such filing) to, the Holders of
Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 5(a) of this
Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement, subject to subparagraphs (i) and (ii) of this paragraph
(b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this
Section 5(b) are referred to herein as "Piggyback Registrations." This paragraph is not applicable to a Registration Statement filed by the Company with the
Commission on forms S-4 or S-8 or any successor forms.

         (a) Priority on Primary Registrations. If a Piggyback Registration
     includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration
     (A) first, the securities that the Company proposes to sell and (B) second, such other securities apportioned pro rata among the Holders of Registrable
     Securities and securities of the holders of other securities requesting registration.

         (b) Priority on Secondary Registrations. If a Piggyback Registration
     consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section
     10(a)), and the underwriter(s) for the offering being registered by the
     Company advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the
     Company will include in such registration the securities requested to be included therein by the holders requesting such registration, other securities requested to be included in such registration and the
     Registrable Securities requested to be included in such registration above, pro rata, among all such holders on the basis of the number of shares requested to be included by each such holder.

         Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this Section 5(b) if an opinion of independent counsel, reasonably satisfactory to counsel for the
Company and counsel for Underwriters, that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act, shall have been delivered to counsel for the Company.

              (ii) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding
Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the
Holders shall continue to be given for each applicable registration statement filed (during the period in which the Unit Purchase Option is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

         (c) Indemnification.

              (i) The Company shall indemnify the Holder(s), its directors, officers, agents and employees of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys'
fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the
Underwriters contained in the Underwriting Agreement between the Company, Holder and the other Underwriters named therein dated the Effective Date. The Holder(s)
of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

              (ii) Nothing contained in this Unit Purchase Option shall be construed as requiring the Holder(s) to exercise their Unit Purchase Options or
Warrants underlying such Unit Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

    6. Adjustments.

         (a) Exercise Price and Number of Securities. The Exercise Price and the
number of Units underlying the Unit Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

              (i) If after the date hereof, and subject to the provisions of
Section 6(c) below, the number of outstanding Common Stock is increased by a stock dividend payable in Common Stock or by a split-up of Common Stock or other similar event, then, on the effective date thereof, the number of shares of
Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

              (ii) If after the date hereof, and subject to the provisions of
Section 6(c), the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of the Common Stock or other similar event, then, on the effective date thereof, the number of shares of
Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

              (iii) In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6(a)(i) or
6(a)(ii) hereof or that solely affects the par value of such Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Unit Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Unit Purchase
Option) to receive upon the exercise hereof, for the same aggregate Exercise
Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Unit
Purchase Option and the underlying Warrants immediately prior to such event; and
if any reclassification

also results in a change in Common Stock covered by Section 6(a)(i) or 6(a)(ii), then such adjustment shall be made pursuant to Sections 6(a)(i), 6(a)(ii) and this Section 6(a)(iii). The provisions of this Section 6(a)(iii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

              (iv) This form of Unit Purchase Option need not be changed because of any change pursuant to this Section, and Unit Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Unit Purchase Options initially issued pursuant to this
Agreement. The acceptance by any Holder of the issuance of new Unit Purchase
Options reflecting a required or permitted change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

         (b) Substitute Unit Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Unit Purchase Option providing that the holder of each
Unit Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Unit Purchase Option) to receive, upon exercise of such Unit Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company (including such number of shares of Common Stock underlying the
Warrants) for which such Unit Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Unit Purchase Option shall provide for adjustments, which shall be identical to the adjustments provided in Section 6. The above provision of this
Section shall similarly apply to successive consolidations or mergers.

         (c) Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of this Unit Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

     7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Unit Purchase Option or the Warrants underlying the Unit
Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Unit Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.
The Company further covenants and agrees that upon exercise of the Warrants underlying the Unit Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

     8. Certain Notice Requirements.

         (a) Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. The Company may, at its option, at any time during the term hereof, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

         (b) Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (the "Price Notice"). The
Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the
Company's President and Chief Financial Officer.

         (c) Notice Delivery. All notices, requests, consents and other communications under this Unit Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of this Unit Purchase
Option, to the address of such Holder as shown on the books of the Company, or
(ii) If to the Company, to the following address or to such other address as the
Company may designate by notice to the Holders:

                  Handheld Entertainment, Inc.
                  539 Bryant Street, Suite 403
                  San Francisco, CA  94107
                  Attn:    Bill Bush, CFO

         (d) Amendments. The Company and Newbridge Securities Corporation may
from time to time supplement or amend this Unit Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Newbridge Securities
Corporation may deem necessary or desirable and that the Company and Newbridge
Securities Corporation deem shall not adversely affect the interest of the
Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

         (e) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Unit Purchase
Option.

         (f) Entire Agreement. This Unit Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Unit Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         (g) Binding Effect. This Unit Purchase Option shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Unit Purchase
Option or any provisions herein contained.

         (h) Governing Law. This Unit Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Unit Purchase Option shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the District of
Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail,

return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

         (i) Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Unit Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Unit Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this
Unit Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Unit Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         (j) Counterparts. This Unit Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of the ____ day of __________, 2006.

HANDHELD ENTERTAINMENT, INC.

By:
   ------------------------------
Name:  Jeff Oscodar
Title: Chief Executive Officer

                                       10

Form To Be Used To Exercise Unit Purchase Option

Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, CA  94107
Attn:  Bill Bush, CFO

Date:                 , 200
     -----------------     --

         The undersigned hereby elects irrevocably to exercise all or a portion of the within Unit Purchase Option and to purchase Units of Handheld
Entertainment, Inc. and hereby makes payment of $_________ (at the rate of
$_______ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and

Warrants as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

                                       or

         The undersigned hereby elects irrevocably to convert its right to purchase ____ Units purchasable under the within Unit Purchase Option by surrender of the unexercised portion of the attached Unit Purchase Option (with a "Value" based of $___________ based on a "Market Price" of $__________).
Please issue the securities comprising the Units as to which this Unit Purchase
Option is exercised in accordance with the instructions given below.

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature Guaranteed

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
     ---------------------------------------------------------------
                         (Print in Block Letters)

Address:
        ------------------------------------------------------------

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON
THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED

                                       11

BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING
MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                       12

Form To Be Used To Assign Unit Purchase Option

                                   ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Unit Purchase Option)

       FOR VALUE RECEIVED, ___________ does hereby sell, assign and transfer unto ___________ the right to purchase ________ Units of Handheld Entertainment,
Inc. (the "Company") evidenced by the within Unit Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ______________,200_.

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature Guaranteed

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON
THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A
BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING
MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                       13